Exhibit 10.23

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

Amendment and Restatement

Effective January 1, 2005

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

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The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

8.1	Beneficiary	11
8.2	Beneficiary Designation; Change; Spousal Consent	11
8.3	Acknowledgement	12
8.4	No Beneficiary Designation	12
8.5	Doubt as to Beneficiary	12
8.6	Discharge of Obligations	12

ARTICLE 9	Trust	12

9.1	Establishment of the Trust	12
9.2	Interrelationship of the Agreement and the Trust	12
9.3	Deposits to the Trust	13

ARTICLE 10	Miscellaneous	14

10.1	Status of Agreement	14
10.2	Unsecured General Creditor	14
10.3	Company’s Liability	14
10.4	Nonassignability	14
10.5	Furnishing Information	14
10.6	Terms	14
10.7	Captions	14
10.8	Governing Law	15
10.9	Validity	15
10.10	Notice	15
10.11	Successors	15
10.12	Spouse’s Interest	15
10.13	Incompetent	15
10.14	Court Order	16
10.15	Distribution in the Event of Taxation	16
10.16	Legal Fees To Enforce Rights After Change in Control	16
10.17	Aggregation of Employers	16
10.18	Aggregation of Plans	17

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The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

THE RYLAND GROUP, INC.

DREIER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II

THIS DREIER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II (this “Agreement”) is amended and restated  as of January 1, 2005 between the Ryland Group, Inc. (the “Company”) and R. Chad Dreier (the “Participant”).

RECITALS

A.                                 The Participant is the Chief Executive Officer of the Company, and the Company desires to have the continued services and counsel of the Participant.

B.                                   The purpose of this Agreement is to provide specified benefits to the Participant as more fully described below.

AGREEMENT

NOW THEREFORE, it is mutually agreed as follows:

ARTICLE 1
Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                               “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated, in accordance with Article 8, that are entitled to receive the Participant’s benefits under this Agreement upon the Participant’s death.

1.2                               “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that the Participant completes, signs and returns to the Committee to designate a Beneficiary.

1.3                               “Change in Control” shall mean the first to occur of any of the following events:

(a)                                The acquisition by any person other than the Company or any employee benefit plan of the Company, or more than one person acting as a group, together with stock held by such person or group, of beneficial ownership of more than 50% of the total fair market value or total voting power of the Company’s then outstanding voting securities;

(b)                               Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of 35% or more of the total voting power of the Company’s then outstanding voting securities;

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

(c)                                A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed or approved by a majority of the members of the Board of Directors who were members of the Board of Directors prior to the initiation of the replacement; or

(d)                               Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Company immediately prior to the initiation of the acquisition.

1.4                               “Claimant” shall have the meaning set forth in Section 7.1.

1.5                               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6                               “Committee” shall mean the committee described in Article 6.

1.7                               “Company” shall mean The Ryland Group, Inc., a Maryland corporation.

1.8                               “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

1.9                               “Death Benefit” shall mean the Participant’s unpaid Vested SERP II Benefit (i) payable in equal annual installments over the remaining number of years and in the same amounts as such benefit would have been paid to the Participant had the Participant survived, or (ii) the present value equivalent of such benefit stream payable in a lump sum, calculated using an 8% discount rate and an end of the year payment convention for the purpose of calculating the lump sum payment.

1.10                         “Election Form” shall mean the form upon which the Participant elects the manner of distribution of his SERP II Benefit and Death Benefit, and shall be made in such form as the Committee may require, including thereon a power of attorney from the Participant’s community property spouse, if any, authorizing the Participant to act on behalf of such spouse in making the election and agreeing to be irrevocably bound by any such act with respect to any community property interest under this Agreement.

1.11                         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.12                         “Retirement” shall mean the Participant’s voluntary or involuntary separation of service from the Company for any reason other than death.

1.13                         “Separation from Service” shall mean the Participant’s “separation from service” within the meaning of Code section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services to be performed by the Participant to 20% or less of the average level of bona fide services performed by the Participant over the immediately preceding 36

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

month period (or the full period during which the Participant performed services for the Company, if that is less than 36 months).  Separation from Service includes Retirement.

1.14                         “SERP I” shall mean the Dreier Supplemental Executive Retirement Plan entered as of July 1, 2002 between the Company and the Participant.

1.15                         “SERP Benefit” shall have the meaning set forth in Section 1.13 of the SERP I.

1.16                         “SERP II Benefit” shall mean a benefit in the amount that is the sum of subparagraphs (a) and (b) below:

(a) (i) an amount per annum that when added to the SERP Benefit equals $2,400,000 per annum, payable in annual installments for a period of fifteen (15) years, or (ii) the present value of the benefit stream in this Section 1.15 (a)(i) payable in a lump sum, calculated using an 8% discount rate and an end of the year payment convention for the purpose of calculating the lump sum payment.

(b)(i) $1,440,000 per annum, payable in annual installments for a period of fifteen (15) years, or (ii) the present value of the benefit stream in this Section 1.15(b)(i) payable in a lump sum, calculated using an 8% discount rate and an end of the year payment convention for the purpose of calculating the lump sum payment.

1.17                         “Termination of Employment Without Cause” shall mean the Participant’s involuntary separation of service with the Company other than by reason of the Participant’s (i) willful and continued failure to perform the material duties of his position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the Company; or (iii) conviction of a felony.  No act or failure to act on the part of the Participant shall be considered “willful” unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Company.

1.18                         “Trust” shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of June 27, 2002, between the Company and the trustee named therein, as amended from time to time.

1.19                         “Vested SERP II Benefit” shall mean the Participant’s SERP II Benefit multiplied by the applicable vesting percentage set forth in Article 2 of this Agreement.

ARTICLE 2
Vesting

2.1                               Vesting in Benefits.

(a)                                General.  The Participant shall vest in his SERP II Benefit according to the following vesting schedules, provided that the Participant is continuously employed with the Company through the specified date of vesting:

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

(i)                                     With respect to the SERP II Benefit set forth in Section 1.15 (a):

Date of Vesting	Vesting Percentage
As of December 30, 2004	40%
December 30, 2005	60%
December 30, 2006	80%
December 30, 2007	100%

(ii)                                  With respect to the SERP II Benefit set forth in Section 1.15(b):

Date of Vesting	Vesting Percentage
December 30, 2005 through December 30, 2007	0%
December 30, 2008	33 1/3%
December 30, 2009	66 2/3%
December 30, 2010	100%

(b)                               Accelerated Vesting.  Notwithstanding anything to the contrary in this Section 2.1, the Participant shall immediately become 100% vested in the SERP II Benefit upon the occurrence of a Change in Control or a Termination of Employment Without Cause.

ARTICLE 3
Benefits

3.1                               Eligibility for Benefits.

(a)                                SERP II Benefit.  Upon the first to occur of a Change in Control or Separation from Service, the Participant is eligible to receive his Vested SERP II Benefit.

(b)                               Commencement of Payment of the SERP II Benefit. The payment of the Participant’s Vested SERP II Benefit shall commence on the earlier of the date of a Change in Control or six (6) months after the date of the Participant’s Separation from Service.

3.2                               Death Benefit.

(a)                                Death Benefit.  In the event of the Participant’s death at any time before the Participant’s Vested SERP II Benefit has been paid in full, the Participant’s Beneficiary shall receive a Death Benefit.

(b)                               Commencement of Death Benefit.  The Death Benefit shall commence or be paid in full, depending on the Participant’s Election Form, to the Participant’s Beneficiary on the

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

date the Participant would have otherwise received the next SERP II Benefit payment had he lived (or within 60 days thereafter)

3.3                               Forms of Payment; Elections.  At the time the Participant initially is eligible to participate in the Plan (or as otherwise permitted by Code section 409A), the Participant shall elect on an Election Form to have his (i) SERP II Benefit paid in a lump sum or in equal annual installments for fifteen (15) years, and (ii) Death Benefit paid in a lump sum or in equal annual installments over the remaining number of years, at the same time and in the same amounts, as such benefit would have been paid to the Participant had the Participant survived.  The Participant may change his initial elections once during calendar year 2005 by submitting a new Election Form to the Committee by December 31, 2005.  Additionally, to the extent permitted under Code section 409A and by the Company, the Participant may elect the form and timing of payment of his SERP II Benefit or Death Benefit during 2008 (except that a Participant cannot change payment elections with respect to payments that the Participant would otherwise receive in 2008, or make an election that causes payments scheduled for subsequent years to be made in 2008), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

Thereafter, a new election can be made once if the Participant submits the new election on an Election Form to the Committee and that election meets the following requirements: (i) the election cannot take effect until at least twelve (12) months after the date on which the election is made, (ii) in the case of the SERP II Benefit only, the payment with respect to which such election is made must be deferred for a period of five (5) years from the date such payment would otherwise have been made, and (iii) the election is accepted by the Committee in its sole discretion.  The Election Forms most recently accepted by the Committee in accordance with the rules described above shall govern the payout of the Participant’s SERP II Benefit and Death Benefit.  If the Participant does not make an election with respect to the form of payment of his SERP II Benefit, then such benefit shall be paid in a lump sum.  Similarly, if the Participant does not make an election with respect to the form of payment of his Death Benefit, then such benefit shall be paid in a lump sum. Notwithstanding anything in the Agreement to the contrary, no change submitted on an Election Form shall be accepted by the Committee, and the Committee shall deny any change made on an Election Form, if the Committee determines that the change violates the requirements under Code section 409A.

3.4                               Withholding and Payroll Taxes.  The Company shall withhold from any and all benefits made under this Article 3, all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with the benefits hereunder.

ARTICLE 4
Termination, Amendment or Modification of the Agreement

4.1                               Termination or Amendment.  This Agreement may be terminated or amended only by a written agreement executed by the Company and the Participant. Notwithstanding the preceding, the

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

Agreement may be amended by the Company at any time, retroactively if required in the opinion of the Company, in order to ensure that the Agreement is characterized as a “top-hat” plan as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) to conform with the Plan to the requirements of Code Section 409A, and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).  No such amendment shall be considered prejudicial to any interest of the Participant or a Beneficiary hereunder.    Upon a termination of the Plan pursuant to this Section 4.1, Vested SERP II Benefits shall be paid to the Participant in accordance with Article 3.  Notwithstanding the preceding, the Company, in its discretion, reserves the right, by action of the Board, to terminate the Plan and distribute to the Participant his Vested SERP II Benefit as permitted in accordance with the Code (e.g., Treas. Reg. 1.409A-3(j)(4)(ix)).

4.2                               Termination of Agreement.  Unless otherwise modified pursuant to Section 4.1 above, this Agreement shall terminate upon the full payment of the Participant’s Vested SERP II Benefit or Death Benefit in accordance with Article 3.

ARTICLE 5
Other Benefits and Agreements

5.1                               Coordination with Other Benefits.  The benefits provided for the Participant under this Agreement are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company.  This Agreement shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 6
Administration of the Agreement

6.1                               Committee Duties.  This Agreement shall be administered by a Committee, which shall consist of the Compensation Committee, or such committee as the Compensation Committee shall appoint.  The Committee shall have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement, (ii) make benefit entitlement determinations, and (iii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

6.2                               Administration Upon Change In Control.  For purposes of this Agreement, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control.  Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Compensation Committee of the Board of Directors of the Company, as such committee was constituted prior to the Change in Control.  The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Agreement and the interpretation of the Agreement and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Trust assets

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

or select any investment manager or custodial firm for the Trust.  Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Agreement, the Trust, the Participant and his Beneficiaries, the Participant’s benefits under this Agreement, the date and circumstances of the Participant’s termination of employment or death, and such other pertinent information as the Administrator may reasonably require.  Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) only with the approval of the Compensation Committee of the Board of Directors of the Company, as such committee was constituted prior to a Change in Control.  Upon and after a Change in Control, the Administrator may not be terminated by the Company.  If the Administrator resigns or is removed and no successor is appointed and approved by the Compensation Committee of the Board of Directors of the Company, as such committee was constituted prior to a Change in Control, the Participant may apply to a court of competent jurisdiction for appointment of a successor third-party administrator.

6.3                               Agents.  In the administration of this Agreement, the Committee may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

6.4                               Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.5                               Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Committee or any of its members.

6.6                               Company Information.  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of the Participant, the date and circumstances of the Participant’s termination of employment or death, and such other pertinent information as the Committee may reasonably require.

ARTICLE 7

Claims Procedures

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

7.1                                 Presentation of Claim.  The Participant or his Beneficiary (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant pursuant to this Agreement.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

7.2                               Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(a)                                that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                               that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                   the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                specific reference(s) to pertinent provisions of the Agreement upon which such denial was based;

(iii)                             a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                            an explanation of the claim review procedure set forth in Section 7.3 below; and

(v)                               a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.3                                 Review of a Denied Claim.  On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(a)                                may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                               may submit written comments or other documents; and/or

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

(c)                                may request a hearing, which the Committee, in its sole discretion, may grant.

7.4                               Decision on Review.  The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                specific reasons for the decision;

(b)                               specific reference(s) to the pertinent Agreement provisions upon which the decision was based;

(c)                                a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                               a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

7.5                                 Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 7 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Agreement.

7.6                               Named Fiduciary.  The Committee shall be the named fiduciary, within the meaning of ERISA, with respect to this Agreement solely for purposes of this Article 7.

ARTICLE 8
Beneficiary Designation

8.1                                 Beneficiary.  The Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Agreement to a beneficiary upon the Participant’s death.  The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.  If the Participant does not make a Beneficiary designation under this Plan, the most recent beneficiary designation made and accepted by the Committee under SERP I shall apply for purposes of this Plan.

8.2                                 Beneficiary Designation; Change; Spousal Consent.  The Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

Committee or its designated agent.  The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.  If the Participant names someone other than his or her spouse as a Beneficiary and if the Committee requires that spousal consent be obtained with respect to the Participant, a spousal consent, in the form designated by the Committee, must be signed by the Participant’s spouse and returned to the Committee.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.

8.3                               Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

8.4                               No Beneficiary Designation.  If the Participant fails to designate a Beneficiary as provided in Sections 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s spouse shall be the designated Beneficiary.  If the Participant has no surviving spouse, the benefits remaining under the Agreement shall be payable to the executor or personal representative of the Participant’s estate.

8.5                               Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Agreement, the Committee shall have the right, exercisable in its discretion, to distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Company deems to be appropriate.  Any claim for benefits by a Beneficiary must be made in accordance with Treas. Reg. 1.409A-3(g) or any other applicable guidance under Code section 409A..

8.6                               Discharge of Obligations.  The payment of benefits under this Agreement to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Agreement with respect to the Participant, and this Agreement shall terminate upon such full payment of benefits.

ARTICLE 9

Trust

9.1                               Establishment of the Trust.  In order to provide assets from which to fulfill the obligations to the Participant and his beneficiaries under the Agreement, the Company shall update the existing Trust to include this Plan.  The Company may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Agreement.

9.2                               Interrelationship of the Agreement and the Trust.  The provisions of this Agreement shall govern the rights of the Participant to receive distributions.  The provisions of the Trust shall govern the rights of the Company, the Participant and the creditors of the Company to the assets transferred to the Trust.  The Company shall at all times remain liable to carry out its obligations

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

under the Agreement.  The Company’s obligations under the Agreement may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Agreement.

9.3                               Deposits to the Trust.  The Company shall deposit into the Trust an amount of cash or, in its discretion, other assets, including if desirable securities issued by the Company, equal to $3,471,991 per annum for the six (6) year period commencing January 1, 2005.  Immediately before the date of a Change in Control, the Company shall deposit into the Trust such amount of cash and other assets, if any, sufficient in amount to cause the total value of the assets held in such Trust at that time, excluding the SERP Benefit, to equal the present value of the entire SERP II Benefit set forth in both Section 1.15(a) and Section 1.15(b) calculated using an 8% discount rate and the Participant as 100% vested.

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

ARTICLE 10
Miscellaneous

10.1                         Status of Agreement.   This Agreement is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  In addition, the Plan is intended to comply with Code Sections 409A(a)(1) to (4) and (b)(1) to (2). The Plan shall be administered and interpreted in a manner consistent with those foregoing intents.

10.2                           Unsecured General Creditor.  The Participant and his Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company.  Any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.

10.3                         Company’s Liability.  The Company’s liability for the payment of benefits shall be defined only by this Agreement, as entered into between the Company and the Participant.

10.4                         Nonassignability.  Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

10.5                         Furnishing Information.  The Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of this Agreement and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

10.6                         Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7                           Captions.  The captions of the articles, sections and paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

10.8                           Governing Law.  Subject to ERISA, the provisions of this Agreement shall be construed and interpreted according to the internal laws of the State of Maryland without regard to its conflict of laws principles.

10.9                           Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision had never been inserted herein; except to the extent that Code section 409A requires that this Section be disregarded because it purports to nullify terms that are not in compliance with Code section 409A.

10.10                     Notice.  Any notice or filing required or permitted to be given to the Committee under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

SERP Committee

The Ryland Group, Inc.

24025 Park Sorrento

Suite 400

Calabasas, California 91302

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

10.11                   Successors.  The provisions of this Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and his Beneficiary.

10.12                   Spouse’s Interest.  The interest in the benefits hereunder of a spouse of the Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

10.13                   Incompetent.  If the Committee determines in its discretion that a benefit under this Agreement is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

10.14                   Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Committee has been named as a party. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan (e.g., Treas. Reg. 1.409A-3(j)(4)).

10.15                   Distribution in the Event of Taxation.  If, for any reason, all or any portion of the Participant’s benefit under this Agreement becomes taxable to the Participant prior to receipt, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the Participant’s unpaid Vested SERP II Benefit under the Agreement).  Such a distribution shall affect and reduce the benefits to be paid under this Agreement.  Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan (e.g., Treas. Reg. 1.409A-3(j)(4)).

10.16                   Legal Fees To Enforce Rights After Change in Control.  The Company is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Company (which might then be composed of new members) or a shareholder of the Company or of any successor corporation or affiliate of a successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Agreement and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny the Participant the benefits intended under the Agreement.  In these circumstances, the purpose of the Agreement could be frustrated.  Accordingly, if, following a Change in Control, it should appear to the Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Agreement or any agreement thereunder or, if the Company or any other person takes any action to declare the Agreement void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from the Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, other person or entity affiliated with the Company or any successor corporation or affiliate of a successor corporation thereto in any jurisdiction.  The Participant shall be entitled to the benefits described under this Section 10.16 during the period commencing on the effective date of the Agreement and ending on his death.  The benefits provided during a calendar year shall not affect the benefits available in any other calendar year.  The benefits provided under this Section are not subject to liquidation or exchange for another benefit.

10.17                     Aggregation of Employers.   If the Company is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code section 414(b) or (c), but substituting a 50% ownership level for the 80% level set forth in those Code Sections), all members of the group shall be treated as a single employer for purposes of whether there has

The Ryland Group, Inc.

Dreier Supplemental Executive Retirement Plan II

occurred a Separation from Service and for any other purposes under the Plan as Code section 409A shall require.

10.18                   Aggregation of Plans.  If the Company offers other non account balance deferred compensation plans in addition to the Agreement, those plans together with this Agreement shall be treated as a single plan to the extent required under Code section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year indicated below.

“Company”
The Ryland Group, Inc., a Maryland corporation

By:
Robert J. Cunnion, III
Senior Vice President

Attest:
Timothy J. Geckle
Secretary

Date:

“Participant”
R. Chad Dreier

Date: